UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2017
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 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices)
(713) 881-8900
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On January 19, 2017, Mr. Gregory P. Spivy, Chairman of the Board of Directors of Seitel, Inc. (the “Company”) and a member of the Board of Directors and President of Seitel Holdings, Inc. (“Holdings”), the Company’s parent company, notified the Company of his resignation from the Board of Directors of the Company and his positions with Holdings effective immediately. At the time of his resignation, Mr. Spivy was serving on the Compensation Committee of the Company’s Board of Directors. His resignation is not a result of any disagreement with the Company and is due to other work commitments. Mr. Ryan M. Birtwell, who has been a director of the Company since January 2010, has assumed the role of Chairman of Board of Directors of the Company and Mr. Spivy’s position on the Compensation Committee. Mr. Birtwell has also assumed Mr. Spivy’s positions with Holdings. The position on the Company’s Board of Directors left vacant as a result of Mr. Spivy’s resignation will remain vacant until such time as a new director is identified and appointed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.

Date: January 20, 2017	By:	/s/ Marcia H. Kendrick
Marcia H. Kendrick
Chief Financial Officer